UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: June 16, 2010
PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Approval of Executive Short-Term Incentive Plan
     On June 16, 2010, at the 2010 Annual Meeting of the Stockholders of PetSmart, Inc., our stockholders approved an amendment to our Executive Short-Term Incentive Plan, or ESTIP, to modify the eligible performance criteria under the ESTIP to include:
•	earnings before taxes, and/or depreciation, and/or amortization, with or without equity and income from unconsolidated investments as calculated from PetSmart’s audited financial statements

•	total shareholder return as calculated from PetSmart’s audited financial statements

•	increase in cash flow or operating cash flow as calculated from PetSmart’s audited financial statements

•	sales per square foot of retail space or inventory turnover as calculated from PetSmart’s audited financial statements

•	gross margin per square foot of retail space or gross margin as a percent of sales as calculated from PetSmart’s audited financial statements

•	operational, general and administrative expenses per square foot of retail space or as a percent of sales as calculated from PetSmart’s audited financial statements
     A summary of the terms of the ESTIP is set forth in our definitive proxy statement for the 2010 Annual Meeting filed with the Securities and Exchange Commission on May 3, 2010. The summary in the definitive proxy statement and the description of the ESTIP contained herein are qualified in their entirety by reference to the full text of the ESTIP which is filed as Appendix A to the definitive proxy statement.
Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit
Number	Description

10.1(1)	Executive Short-Term Incentive Plan

(1)	Incorporated by reference from Appendix A to PetSmart, Inc.’s definitive proxy statement for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ J. DALE BRUNK
Dated: June 22, 2010		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1(1)	Executive Short-Term Incentive Plan

(1)	Incorporated by reference from Appendix A to PetSmart, Inc.’s definitive proxy statement for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 3, 2010.